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   B. Certification.
                               CERTIFICATION

I, Peter J. Lencki, certify that:

1. I have prepared this report on Form N-CSR for the NorthQuest Capital Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement, a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, misleading with respect to the period covered by this report:

3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects, and cash flows (if the financial statements are required to include a state-ment of cash flows) of the investment company as of, and for, the periods presented in the report;

4. The Fund is small and has about 2.3 million dollars in total assets. Mr. Peter J. Lencki, President and Chief Financial Officer, is the certifying officer of the Fund. Peter J. Lencki is responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the registrant and has:
   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known by him to all others associated with the Fund, particularly during the period which this report is being prepared;
   b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our super-vision , to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for exter-nal purposes in accordance with generally accepted accounting principles;
   c) evaluated the effectiveness of the investment company's disclosure con-trols and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
   d) Peter J. Lencki has evaluated and believes that the effectiveness of the disclosure controls and procedures produces a satisfactory evaluation of the Fund's financials reported in the audited annual report given above as of the Evaluation Date;

5. The Board of Directors and I have discused, based on our most recent evaluation, to the registrant's auditors:
   a) that we were satisfied that there were no significant deficiencies in the design or operation of internal controls which could adversly affect the registrant's ability to record, process, summarize, and report financial data; and
   b) that there was no fraud, whether or not material, that involves management or other employees who might have a role in internal controls; and

6. I hereby state in this report that there are no changes in internal controls or other factors that significantly affect internal controls subsequent to the date our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

   Date:  01/31/11                                   /s/ Peter J. Lencki
                                                         ---------------
                                                         Peter J. Lencki
                                                         President
                                                         Chief Financial Officer